Exhibit 99.01
Green Dot Reports Third Quarter 2026 Results
Company Delivers Solid Performance Driven by Revenue Growth and Cost Control in Advance of Proposed Acquisition by Smith Ventures and CommerceOne
Provo, UT - November 9, 2026 - Green Dot Corporation (NYSE: GDOT) ("Green Dot"), a financial technology and bank holding company that delivers seamless banking and payments solutions to consumers and businesses of all sizes, today reported its financial results for the quarter ended September 30, 2026.
“Green Dot delivered another strong quarter of growth and efficiency, which were bolstered by our continued efforts to improve operations, optimize our balance sheet and capitalize on increasing demand and opportunity in the embedded finance space,” said William I Jacobs, Chairman and Chief Executive Officer, Green Dot Corporation. “I am proud of the team’s continued focus and commitment to our customers and partners, particularly as we prepare for our next chapter with Smith Ventures and CommerceOne.”
Consolidated Results Summary

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
	(In thousands, except per share data and percentages)
GAAP financial results
Total operating revenues	$601,086	$494,826	21%	$1,853,216	$1,557,876	19%
Net (loss) income	$(7,392)	$(30,791)	(76)%	$44,274	$(52,043)	*
Diluted (loss) earnings per common share	$(0.13)	$(0.56)	(77)%	$0.76	$(0.95)	*

Non-GAAP financial results[1]
Non-GAAP total operating revenues[1]	$596,405	$491,853	21%	$1,839,722	$1,548,981	19%
Adjusted EBITDA[1]	$25,759	$23,571	9%	$168,375	$159,555	6%
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	4.3%	4.8%	(0.5)%	9.2%	10.3%	(1.1)%
Non-GAAP net income[1]	$3,098	$3,515	(12)%	$82,980	$84,160	(1)%
Non-GAAP diluted earnings per share[1]	$0.05	$0.06	(17)%	$1.43	$1.49	(4)%
* Change not meaningful
Cash at the holding company was approximately $38 million as of September 30, 2026.

1	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to adjusted EBITDA, net income to non-GAAP net income, and diluted earnings per share to non-GAAP diluted earnings per share, respectively, are provided in the tables immediately following the unaudited consolidated financial statements. Additional information about Green Dot's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows Green Dot's quarterly key business metrics for each of the last seven calendar quarters on a consolidated basis and by each of its reportable segments. Please refer to Green Dot’s latest Annual Report on Form 10-K, as amended, for a description of the key business metrics, as well as additional information regarding how Green Dot organizes its business by segment.

	2026			2025
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Consolidated *
Gross dollar volume	$47,183	$45,906	$43,217	$40,526	$39,505	$38,545	$37,252
Number of active accounts	3.38	3.45	3.43	3.42	3.51	3.48	3.58
Purchase volume	$4,597	$4,704	$4,706	$4,705	$4,736	$4,991	$5,113
B2B Services
Gross dollar volume	$43,674	$42,253	$39,338	$36,923	$35,868	$34,620	$33,014
Number of active accounts	2.00	1.98	1.91	1.93	1.89	1.81	1.78
Purchase volume	$2,072	$2,025	$1,917	$2,035	$2,006	$2,000	$1,986
Consumer Services
Gross dollar volume	$3,509	$3,653	$3,879	$3,603	$3,637	$3,925	$4,238
Number of active accounts	1.38	1.47	1.52	1.49	1.62	1.67	1.80
Direct deposit active accounts	0.36	0.38	0.38	0.39	0.40	0.41	0.41
Purchase volume	$2,525	$2,679	$2,789	$2,670	$2,730	$2,991	$3,127
Money Movement
Number of cash transfers	7.61	7.38	7.02	7.39	7.43	7.52	7.51
Number of tax refunds processed	0.15	2.89	7.78	0.11	0.20	3.73	7.98
* Represents the sum of Green Dot's Consumer Services and B2B (as defined herein) Services segments.
"Our third quarter results came in modestly ahead of our expectations, driven by moderate outperformance in several of our operating divisions and effective cost control across the company. On a year-over-year basis, adjusted EBITDA was up 9% in the quarter and is up 6% year-to-date," said Jess Unruh, Chief Financial Officer of Green Dot. "We continue making selective investments to position the company for continued growth while building on the momentum and success from prior investments in our platforms. Additionally, we continue focusing on driving efficiency across the platform, which contributed to non-volume related expenses being down modestly compared to last year.”
Proposed Transactions with CommerceOne Financial Corporation and Smith Ventures, LLC
On November 24, 2025, Green Dot announced that it entered into agreements to be acquired by affiliates of Smith Ventures, LLC (“Smith Ventures”) and CommerceOne Financial Corporation (“CommerceOne”). Upon closing of these proposed transactions, Smith Ventures will acquire and privatize Green Dot’s non-bank financial technology business assets and operations (the “FinTech business”), which will continue running as an independent and growth-focused fintech and embedded finance company. Additionally, upon closing of these proposed transactions, CommerceOne will acquire Green Dot Bank and its associated assets and operations, and the combined organization will serve as the FinTech business’s exclusive sponsor bank.

The completion of the transactions remains subject to the receipt of required regulatory approvals from the Board of Governors of the Federal Reserve System, the Alabama State Banking Department and the Utah Department of Financial Institutions and the satisfaction of other customary closing conditions, and are expected to be completed by the first quarter of 2027. The company announced today that it will hold its Annual Meeting of Stockholders (the "2026 Annual Meeting") on Monday, December 21, 2026. Green Dot’s Board of Directors has called the 2026 Annual Meeting in order to comply with NYSE continued listing standards and Delaware law in the event that it subsequently determines that the transactions will not be completed before December 31, 2026. If the regulatory approvals required for the completion of the transactions are received prior to December 21, 2026, the 2026 Annual Meeting will not be held.
As a result of Green Dot’s proposed transactions with CommerceOne and Smith Ventures, Green Dot will not be hosting an earnings conference call nor providing 2026 financial guidance in conjunction with this earnings release. For further detail and discussion of Green Dot’s financial performance, please refer to the additional materials made available in the Investor Relations section of Green Dot's website at http://ir.greendot.com/ and Green Dot’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission, as amended.
Discussion of Segment Results
On a consolidated basis, total operating revenues were $596.4 million for the third quarter of 2026, compared with $491.9 million in the prior-year period, an increase of 21%. Adjusted EBITDA was $25.8 million, compared with $23.6 million in the prior-year period, an increase of 9%. The increase reflects higher earnings in the BaaS business. On a year-to-date basis, adjusted EBITDA was $168.4 million, up 6% year-over-year, driven by strong growth in the tax processing business, continued growth in BaaS and improved returns from ongoing optimization of the balance sheet.
Over the last several years, Green Dot has made strategic investments to strengthen its foundation for sustainable growth, and it is beginning to see those efforts pay off in meaningful ways, particularly in the tax and BaaS businesses, and as Green Dot launches new partners and helps existing partners grow. Investments to enhance Green Dot’s platform and improve enterprise operations are intended to position the FinTech business, composed of its Consumer, B2B and Money Movement businesses and related operations, to be a growth-enabled organization following the proposed acquisition by Smith Ventures, and as a valuable partner to Green Dot Bank and CommerceOne for years to come.
Over the last year, Green Dot added new partnerships across its B2B, Money Movement and Consumer segments. Green Dot continues to maintain a strong pipeline of prospective partners that continues to present substantial growth opportunities via fee-based transaction revenues and through deposits that are strategically invested in high-quality, interest-bearing assets. Optimizing balance sheet profitability has remained an area of focus, and progress in this area is reflected in its year-to-date results. Green Dot sees additional opportunities to continue strengthening its earnings profile and balance sheet as it enhances its investment mix and grows deposits from its embedded finance offerings, particularly in its BaaS business.
As revenue momentum improved, Green Dot continued making progress in its multi-year efforts to strengthen its operating and regulatory infrastructures and drive improved efficiency. The team remains focused on strengthening its technology platform and simplifying its operations to make Green Dot a more innovative, nimble platform and partner. Green Dot also remains committed to investing in its regulatory infrastructure and believes it is seeing the benefits of that work materialize in its pipelines as prospective partners prioritize compliance and regulatory support when selecting a platform partner.

B2B Services Segment
Green Dot’s B2B Services segment includes its BaaS division, powered by ARC, its end-to-end embedded finance platform, and its rapid! employer services business. Revenue growth continues to be led by a significant BaaS partner, along with growth across the broader BaaS portfolio. The rest of Green Dot’s BaaS channel, excluding a significant partner, continued to see revenue growth and modest margin expansion. Active accounts in the BaaS channel continue to increase as Green Dot works with new and existing partners to launch products and drive engagement. Green Dot expects its pipeline of launches and other opportunities to support continued revenue and deposit growth.
In employer services (rapid!), Green Dot is repositioning the business by aligning the sales force, improving efficiency, lowering expenses, and focusing more on Earned Wage Access (“EWA”), where Green Dot sees meaningful growth potential. On a sequential basis, actives in the pay card business have now posted two consecutive quarters of growth while purchase volume recorded its first positive quarter of year-over-year growth in over three years. Green Dot believes that this points to initial success in the company’s efforts to re-position its pay card salesforce and improve the client experience. Green Dot has reinvested some cost savings into EWA capabilities, sales support, and integrations with new payroll platforms to pursue additional opportunities. Green Dot remains optimistic about EWA given the sizable market, strong demand and attractive margins.
Overall, B2B segment profit grew year over year, driven by higher demand and activity in BaaS. BaaS margins declined modestly due to its revenue mix, particularly the growth of a significant partner. Margins in Green Dot’s rapid! employer services division declined from the prior year period, primarily due to declines in revenue.
Money Movement Services Segment
Green Dot’s Money Movement Services segment includes its tax processing and money processing businesses. Revenue was down slightly due to modest declines in both tax and money processing. Despite the decline in the third quarter, year to date revenue in the tax business is up almost 17%, driven by market share gains and the launch of a significant new franchise partner. Green Dot has invested in its tax operations over time to strengthen its position as a technology and service leader, and the successful launch of this new partner reinforces that. The team has also expanded product availability, especially taxpayer advance programs, which continue to see strong momentum and customer adoption.
Green Dot’s money processing business experienced a slight decline as a solid increase in third-party transactions did not fully offset revenue headwinds associated with the softness in the Consumer segment’s active base. After a year of declines in its third-party transactions due to the loss of two low-margin customers for its third-party business, growth in third-party transactions accelerated modestly and reflects the health of the remaining partner base and continued success in adding partners that value the breadth and convenience of its network.
With money processing and BaaS operations more closely aligned, Green Dot expects to maintain a healthy pipeline of potential partners. Combined with recent cash transfer and digital disbursement launches, a solid schedule of upcoming launches, and moderating declines in the Consumer segment, Green Dot believes the business is well positioned to improve momentum from prior quarters.
Margins in Money Movement Services were affected by revenue declines and profit mix. Both money processing and tax margins were down from last year due to modest declines in revenue last year, particularly tax on a seasonal basis. As well, a higher percentage of earnings this quarter came from the money processing business which has lower margins than the tax business.

Consumer Services Segment
The Consumer Services segment continued to face headwinds in retail and from lower marketing spend in its direct business. However, despite pressure on actives and revenue, key metrics such as volume and revenue per active continued to grow in the quarter as a result of improved consumer engagement driving higher spend per active as well as utilization of features such as overdraft.
Green Dot’s retail channel continues to face pressure as consumers shift to digital banking apps instead of purchasing cards at retail locations. Green Dot has reduced some of that pressure by focusing on Financial Service Centers (“FSCs”), including the mid-2024 launch of PLS Financial Services, which helped moderate declines in actives and revenue. With FSC partners, Green Dot is introducing digital and embedded solutions that align more closely with its BaaS offerings and support deeper customer relationships. Green Dot is launching several new FSC partners in 2026 that it expects to further offset traditional retail headwinds.
Green Dot is also seeing an increased interest from traditional retail partners in digital and embedded solutions, which Green Dot believes can improve engagement and activity across the retail customer base. As well, Green Dot continues to see improvement in engagement, particularly in its overdraft product, which has helped offset the secular headwinds.
The decline in direct channel revenue was largely driven by declines in active accounts as Green Dot pulled back its marketing in the last two years and focused on returns while investing to modernize the user experience and add new features. Green Dot is nearing the completion of the first phase of this modernization and believes the improved user experience, added functionality, and a more consistent marketing cadence can position the business to return to growth.
Segment profit and margins declined year-over-year due to lower revenue and revenue mix.
Corporate and Other Segment
Corporate and Other segment revenue, consisting primarily of interest income net of partner interest sharing, experienced solid growth year over year. Rate cuts over the past couple of years improved the spread between what Green Dot earns on cash and investments and what it shares with partners. Green Dot also continued to optimize its balance sheet by repositioning part of the securities portfolio and investing more cash in high-grade, floating-rate securities with higher yields. Corporate expenses decreased modestly as on-going selective investments in areas such as compliance and risk management were offset by strict cost controls throughout the company. Corporate expenses as percentage of revenue continued to decline year over year.
Forward-Looking Statements
This earnings release contains statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements. These forward-looking statements include, but are not limited to, certain plans, expectations, goals, projections, and statements about the benefits or costs of the proposed transactions, the plans, objectives, expectations and intentions of Green Dot, CommerceOne, and affiliates of Smith Ventures, including future financial and operating results (including the anticipated impact of the proposed transactions), statements related to the expected timing of the completion of the proposed transactions, the plans, objectives, expectations and intentions of Compass Sub North, Inc., a newly formed Delaware corporation and a direct, wholly-owned subsidiary of CommerceOne (to be renamed “CommerceOne Financial Corporation” as part of the proposed transactions), following the consummation of the proposed transactions (the “combined company” or “New CommerceOne”)

described herein, and other statements that are not historical facts. You can identify these forward-looking statements through the use of words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “predicts,” “forecasts,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may” and “assumes,” variations of such words and similar expressions of the future or otherwise regarding the outlook for Green Dot’s, CommerceOne’s or the combined company’s future businesses and financial performance and/or the performance of the banking industry and economy in general.
Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Green Dot, CommerceOne or the combined company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Green Dot or CommerceOne and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this communication. Many of these factors are beyond Green Dot’s, CommerceOne’s or the combined company’s ability to control or predict, and there is no assurance that any list of risks and uncertainties or risk factors is complete. These factors include, among others, (1) the risk that the cost savings and synergies from the proposed transaction may not be fully realized or may take longer than anticipated to be realized, (2) disruption to Green Dot’s business and to CommerceOne’s business as a result of the announcement and pendency of the proposed transaction, (3) the risk that the integration of Green Dot’s and CommerceOne’s respective businesses and operations, or the separation of Green Dot’s non-bank fintech businesses from Green Dot Bank, will be materially delayed or will be more costly or difficult than expected, including as a result of unexpected factors or events, (4) the failure to satisfy the conditions to the closing of the transactions among Green Dot, CommerceOne and Smith Ventures, (5) the amount of the costs, fees, expenses and charges related to the transactions, (6) the ability by each of Green Dot, CommerceOne and Smith Ventures to obtain required governmental approvals of the proposed transactions on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company after the closing of the proposed transaction or adversely affect the expected benefits of the proposed transactions, (7) reputational risk and the reaction of Green Dot’s or CommerceOne’s customers, suppliers, employees or other business partners to the proposed transactions, (8) challenges retaining or hiring key personnel following the proposed transactions, (9) any unexpected delay in closing the proposed transactions or the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or Separation Agreement, (10) the dilution caused by the issuance of shares of the combined company’s common stock in the transaction, (11) the possibility that the proposed transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) risks related to management and oversight of the business and operations of the combined company and the separation of Green Dot’s non-bank fintech business from Green Dot Bank and the combined company, (13) the possibility the combined company is subject to additional regulatory requirements or consent orders as a result of the proposed transactions, (14) the outcome of any legal or regulatory proceedings or governmental inquiries or investigations that may be currently pending or later instituted against Green Dot, CommerceOne or the combined company, and (15) general competitive, economic, political, regulatory and market conditions and other factors that may affect future results of Green Dot, CommerceOne and the combined company, including changes in asset quality and credit risk; the inability to sustain or achieve revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the ability to raise or maintain liquidity, funding, and capital; the impact, extent and timing of technological changes; capital management activities; fraudulent or other illegal activity involving the products and services of Green Dot, CommerceOne or the combined company; cybersecurity risks, including cyber-attacks or security breaches; fluctuations in operating results; changes in legislation, regulation, policies or administrative practices and the ability to comply with such changes in a timely manner; and changes in the monetary and fiscal policies of the U.S. Government. Additional factors which could affect future results of Green Dot can be found in Green Dot’s filings with the Securities and Exchange Commission, including in Green Dot’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended, under the captions “Forward-Looking Statements” and “Risk Factors,” and Green Dot’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Green Dot, CommerceOne and Smith Ventures do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.
About Non-GAAP Financial Measures
To supplement Green Dot's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), Green Dot uses measures of operating results that are adjusted for, among other things, non-operating net interest income and expense; other non-interest investment income earned by its bank; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain legal settlement gains and charges; stock-based compensation and related employer payroll taxes; changes in the fair value of contingent consideration; transaction costs from acquisitions or divestitures; amortization attributable to deferred financing costs; impairment charges; extraordinary severance expenses; earnings or losses from equity method investments; changes in the fair value of loans held for sale; commissions and certain processing-related costs associated with embedded finance products and services where Green Dot does not control customer acquisition; realized gains and losses on available-for-sale investment securities; restructuring and other charges; other charges and income not reflective of ongoing operating results; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with Green Dot's financial measures prepared in accordance with GAAP. Green Dot's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. Green Dot believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Green Dot's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate Green Dot's business and make operating decisions. For additional information regarding Green Dot's use of non-GAAP financial measures and the items excluded by Green Dot from one or more of its historic non-GAAP financial measures, investors are encouraged to review the reconciliations of Green Dot's historic non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.

About Green Dot
Green Dot Corporation (NYSE: GDOT) is a financial technology platform and registered bank holding company that builds banking and payment solutions to create value, retain and reward customers, and accelerate growth for businesses of all sizes. For more than two decades, Green Dot has delivered financial tools and services that address the most pressing financial needs of consumers and businesses, and that transform the way people and businesses manage and move money.

Green Dot delivers a broad spectrum of financial products to consumers and businesses through its portfolio of brands, including: GO2bank, a leading digital and mobile bank account offering simple, secure and useful banking for Americans living paycheck to paycheck; the Green Dot Network (“GDN”) of more than 90,000 retail distribution and cash access locations nationwide; Arc by Green Dot, the single-source embedded finance platform combining all of Green Dot’s secure banking and money processing capabilities to power businesses at all stages of growth; rapid! wage and disbursements solutions, providing pay card and earned wage access services to more than 7,000 businesses and their employees; and Santa Barbara TPG (“SBTPG”), the company’s tax division, which processes on average approximately 13 million tax refunds annually.

Founded in 1999, Green Dot has managed more than 80 million accounts to date both directly and through its partners. Green Dot Bank is a subsidiary of Green Dot Corporation and member of the FDIC. For more information about Green Dot’s products and services, please visit www.greendot.com.

Contacts
Investor Relations:
IR@greendot.com
Media Relations:
Alison Lubert
SVP, Head of Corporate Communications
alubert@greendotcorp.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30, 2026	December 31, 2025
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$1,168,752	$1,421,690
Restricted cash	5	44
Settlement assets	1,063,014	947,497
Accounts receivable, net	154,340	197,248
Prepaid expenses and other assets	62,503	73,275
Income tax receivable	1,637	589
Total current assets	2,450,251	2,640,343
Investment securities available-for-sale, at fair value	2,937,265	2,467,843
Loans to bank customers, net of allowance for credit losses of $37,307 and $21,053 as of September 30, 2026 and December 31, 2025, respectively	40,675	55,700
Prepaid expenses and other assets	149,891	154,567
Property, equipment, and internal-use software, net	199,000	198,352
Operating lease right-of-use assets	879	1,053
Deferred expenses	652	789
Net deferred tax assets	122,833	92,188
Goodwill and intangible assets	357,656	374,401
Total assets	$6,259,102	$5,985,236
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$51,733	$114,714
Deposits	4,732,689	4,416,294
Obligations to customers	301,297	284,978
Settlement obligations	56,101	52,916
Other accrued liabilities	142,076	153,752
Operating lease liabilities	185	325
Deferred revenue	4,981	4,224
Income tax payable	—	2,366
Total current liabilities	5,289,062	5,029,569
Other accrued liabilities	66	282
Operating lease liabilities	1,482	1,599
Notes payable	63,838	63,541
Total liabilities	5,354,448	5,094,991

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of September 30, 2026 and December 31, 2025; 57,007 and 55,565 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	57	56
Additional paid-in capital	433,460	427,477
Retained earnings	689,010	644,736
Accumulated other comprehensive loss	(217,873)	(182,024)
Total stockholders’ equity	904,654	890,245
Total liabilities and stockholders’ equity	$6,259,102	$5,985,236

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$499,580	$393,063	$1,425,159	$1,150,240
Cash processing revenues	35,897	33,766	225,571	201,623
Interchange revenues	43,104	45,329	131,249	140,215
Interest income, net	22,505	22,668	71,237	65,798
Total operating revenues	601,086	494,826	1,853,216	1,557,876
Operating expenses:
Sales and marketing expenses	46,473	48,243	155,145	158,090
Compensation and benefits expenses	56,267	63,411	175,041	193,472
Processing expenses	411,880	309,311	1,181,166	887,841
Other general and administrative expenses	93,382	86,790	280,325	257,258
Restructuring and other charges	106	19,902	284	19,902
Total operating expenses	608,108	527,657	1,791,961	1,516,563
Operating (loss) income	(7,022)	(32,831)	61,255	41,313
Interest expense, net	1,530	1,555	4,687	4,572
Other expense, net	(1,438)	(1,338)	(1,274)	(101,733)
(Loss) income before income taxes	(9,990)	(35,724)	55,294	(64,992)
Income tax (benefit) expense	(2,598)	(4,933)	11,020	(12,949)
Net (loss) income	$(7,392)	$(30,791)	$44,274	$(52,043)

Basic (loss) earnings per common share:	$(0.13)	$(0.56)	$0.78	$(0.95)
Diluted (loss) earnings per common share	$(0.13)	$(0.56)	$0.76	$(0.95)
Basic weighted-average common shares issued and outstanding:	56,992	55,400	56,505	54,966
Diluted weighted-average common shares issued and outstanding:	56,992	55,400	58,140	54,966

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2026	2025
	(In thousands)
Operating activities
Net income (loss)	$44,274	$(52,043)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	56,825	47,530
Amortization of intangible assets	15,410	15,599
Provision for uncollectible overdrawn accounts from purchase transactions	13,742	11,247
Provision for loan losses	27,607	19,138
Stock-based compensation	10,439	14,017
Losses in equity method investments	5,976	81,901
Realized loss on available-for-sale investment securities	—	24,779
Amortization of premium and discount on available-for-sale investment securities	3,077	(343)
Impairment of long-lived assets	1,171	2,023
Other	(4,045)	(4,384)
Changes in operating assets and liabilities:
Accounts receivable, net	29,166	(25,062)
Prepaid expenses and other assets	12,922	10,847
Deferred expenses	137	429
Accounts payable and other accrued liabilities	(35,835)	76,311
Deferred revenue	541	(2,144)
Income tax receivable/payable	(23,140)	(18,650)
Other, net	(83)	(168)
Net cash provided by operating activities	158,184	201,027

Investing activities
Purchases of available-for-sale investment securities	(671,567)	(1,083,583)
Proceeds from maturities of available-for-sale securities	152,201	146,355
Proceeds from sales and calls of available-for-sale securities	142	730,801
Payments for property, equipment and internal-use software	(56,368)	(58,696)
Net changes in loans	(12,582)	(20,315)
Other investing activities	(1,973)	(2,019)
Net cash used in investing activities	(590,147)	(287,457)

Financing activities
Borrowings on notes payable	—	14,860
Proceeds from ESPP purchases	820	2,634
Taxes paid related to net share settlement of equity awards	(5,275)	(2,794)
Net changes in deposits	278,335	204,006
Net changes in settlement assets and obligations to customers	(94,894)	(86,723)
Deferred financing costs	—	(623)
Net cash provided by financing activities	178,986	131,360

Net (decrease) increase in unrestricted cash, cash equivalents and restricted cash	(252,977)	44,930
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,421,734	1,592,435
Unrestricted cash, cash equivalents and restricted cash, end of period	$1,168,757	$1,637,365

Cash paid for interest	$10,164	$8,069
Cash paid for income taxes (1)	$31,683	$5,516

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$1,168,752	$1,637,321
Restricted cash	5	44
Total unrestricted cash, cash equivalents and restricted cash, end of period	$1,168,757	$1,637,365

(1)	Cash paid for income taxes includes the purchase of federal energy tax credits of $28.4 million for the nine months ended September 30, 2026.

GREEN DOT CORPORATION
REPORTABLE SEGMENTS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Segment Revenue	(In thousands)
B2B Services	$473,955	$364,223	$1,339,932	$1,054,864
Consumer Services	81,287	88,331	252,520	276,686
Money Movement Services	29,307	29,819	206,901	190,914
Corporate and Other	11,856	9,480	40,369	26,517
Total segment revenues	596,405	491,853	1,839,722	1,548,981
Embedded finance commissions and processing expenses (9)	6,122	4,554	18,114	13,544
Other income (10)	(1,441)	(1,581)	(4,620)	(4,649)
Total operating revenues	$601,086	$494,826	$1,853,216	$1,557,876

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Segment Profit	(In thousands)
B2B Services	$31,198	$29,540	$92,332	$84,672
Consumer Services	27,599	31,718	78,901	98,444
Money Movement Services	11,264	12,904	129,863	123,842
Corporate and Other	(44,302)	(50,591)	(132,721)	(147,403)
Total segment profit *	25,759	23,571	168,375	159,555
Reconciliation to (loss) income before income taxes
Depreciation and amortization of property, equipment and internal-use software	20,027	16,268	56,825	47,530
Stock based compensation and related employer taxes	2,636	5,274	11,063	14,476
Amortization of acquired intangible assets	5,132	5,200	15,410	15,599
Impairment charges	124	1,157	1,171	2,023
Legal settlements and related expenses	1,884	2,357	9,206	4,550
Restructuring and other charges	106	19,902	284	19,902
Transaction and related acquisition costs	1,351	2,416	7,629	3,838
Other expense, net	1,521	3,828	5,532	10,324
Operating (loss) income	(7,022)	(32,831)	61,255	41,313
Interest expense, net	1,530	1,555	4,687	4,572
Other expense, net	(1,438)	(1,338)	(1,274)	(101,733)
(Loss) income before income taxes	$(9,990)	$(35,724)	$55,294	$(64,992)
* Total segment profit is also referred to herein as adjusted EBITDA in its non-GAAP measures. Additional information about Green Dot's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures."
Green Dot's segment reporting is based on how its Chief Operating Decision Maker (“CODM”) manages its businesses, including resource allocation and performance assessment. Its CODM (who is the Chief Executive Officer) organizes and manages the businesses primarily on the basis of the channels in which its products and services are offered and uses net revenue and segment profit to assess profitability. Segment profit reflects each segment's net revenue less direct costs, such as sales and marketing expenses, processing expenses, transaction losses and fraud management, and customer support and related expenses. Green Dot’s operations are aggregated amongst three reportable segments: 1) Business to Business ("B2B") Services, 2) Consumer Services and 3) Money Movement Services.
The Corporate and Other segment primarily consists of net interest income, certain other investment income earned by Green Dot's bank, interest profit sharing arrangements with certain BaaS partners (a reduction of revenue), eliminations of inter-segment revenues and expenses, and unallocated corporate expenses, which include Green Dot's fixed expenses, such as salaries, wages and related benefits for its employees and certain third-party contractors, professional services fees, software licenses, telephone and communication costs, rent, utilities, and insurance that are not considered when Green Dot's CODM evaluates segment performance. Non-cash expenses such as stock-based compensation, depreciation and amortization of long-lived assets, impairment charges and other non-recurring expenses that are not considered by Green Dot's CODM when it is evaluating overall consolidated financial results are excluded from its unallocated corporate expenses.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands)
Total operating revenues	$601,086	$494,826	$1,853,216	$1,557,876
Embedded finance commissions and processing expenses (9)	(6,122)	(4,554)	(18,114)	(13,544)
Other income (10)	1,441	1,581	4,620	4,649
Non-GAAP total operating revenues	$596,405	$491,853	$1,839,722	$1,548,981

Reconciliation of Net (Loss) Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands, except per share data)
Net (loss) income	$(7,392)	$(30,791)	$44,274	$(52,043)
Stock-based compensation and related employer payroll taxes (3)	2,636	5,274	11,063	14,476
Amortization of acquired intangible assets (4)	5,132	5,200	15,410	15,599
Transaction and related acquisition costs (4)	1,351	2,416	7,629	3,838
Amortization of deferred financing costs (5)	110	135	430	486
Impairment charges (5)	124	1,157	1,171	2,023
Legal settlements and related expenses (5)	1,884	2,357	9,206	4,550
Losses in equity method investments (5)	2,879	3,199	5,976	81,901
Change in fair value of loans held for sale (5)	—	(140)	—	(152)
Realized loss on available-for-sale investment securities (5)	—	—	—	24,779
Extraordinary severance expenses (6)	—	2,086	642	5,464
Restructuring and other charges (7)	106	19,902	284	19,902
Other expense, net (5)	80	21	188	65
Income tax effect (8)	(3,812)	(7,301)	(13,293)	(36,728)
Non-GAAP net income	$3,098	$3,515	$82,980	$84,160
Diluted (loss) earnings per common share
GAAP	$(0.13)	$(0.56)	$0.76	$(0.95)
Non-GAAP	$0.05	$0.06	$1.43	$1.49

Diluted weighted-average common shares issued and outstanding
GAAP	56,992	55,400	58,140	54,966
Non-GAAP	58,285	57,414	58,140	56,316

Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands)
Diluted weighted-average shares issued and outstanding	56,992	55,400	58,140	54,966
Anti-dilutive shares due to GAAP net loss	1,293	2,014	—	1,350
Non-GAAP diluted weighted-average shares issued and outstanding	58,285	57,414	58,140	56,316

GREEN DOT CORPORATION
Supplemental Detail on Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands)
Class A common stock outstanding as of September 30:	57,007	55,421	57,007	55,421
Weighting adjustment	(15)	(21)	(502)	(455)
Dilutive potential shares:
Service based restricted stock units	1,098	1,872	1,491	1,277
Performance-based restricted stock units	195	90	144	49
Employee stock purchase plan	—	52	—	24
Diluted weighted-average shares issued and outstanding	58,285	57,414	58,140	56,316

Reconciliation of Net (Loss) Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands)
Net (loss) income	$(7,392)	$(30,791)	$44,274	$(52,043)
Interest expense, net (2)	1,530	1,555	4,687	4,572
Income tax (benefit) expense	(2,598)	(4,933)	11,020	(12,949)
Depreciation and amortization of property, equipment and internal-use software (2)	20,027	16,268	56,825	47,530
Stock-based compensation and related employer payroll taxes (2)(3)	2,636	5,274	11,063	14,476
Amortization of acquired intangible assets (2)(4)	5,132	5,200	15,410	15,599
Transaction and related acquisition costs (2)(4)	1,351	2,416	7,629	3,838
Impairment charges (2)(5)	124	1,157	1,171	2,023
Legal settlements and related expenses (2)(5)	1,884	2,357	9,206	4,550
Losses in equity method investments (2)(5)	2,879	3,199	5,976	81,901
Change in fair value of loans held for sale (2)(5)	—	(140)	—	(152)
Realized loss on available-for-sale investment securities (2)(5)	—	—	—	24,779
Extraordinary severance expenses (2)(6)	—	2,086	642	5,464
Restructuring and other charges (7)	106	19,902	284	19,902
Other expense, net (2)(5)	80	21	188	65
Adjusted EBITDA	$25,759	$23,571	$168,375	$159,555

Non-GAAP total operating revenues	$596,405	$491,853	$1,839,722	$1,548,981
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	4.3%	4.8%	9.2%	10.3%

(1)To supplement Green Dot’s consolidated financial statements presented in accordance with GAAP, Green Dot uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as Green Dot does. These financial measures are adjusted to eliminate the impact of items that Green Dot does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons Green Dot considers them appropriate.
Green Dot believes that the non-GAAP financial measures it presents are useful to investors in evaluating Green Dot’s operating performance for the following reasons:
•adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, transaction costs, impairment charges, extraordinary severance expenses, restructuring and other charges, certain legal settlement and related expenses, earnings or losses from equity method investments, changes in the fair value of loans held for sale, realized gains and losses on available-for-sale investment securities, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired;
•securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies; and
•Green Dot records stock-based compensation from period to period, and recorded stock-based compensation expenses and related employer payroll taxes, net of forfeitures, of approximately $2.6 million and $5.3 million for the three months ended September 30, 2026 and 2025, respectively. By comparing Green Dot’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate Green Dot’s operating results without the additional variations caused by stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of the public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations.
Green Dot’s management uses the non-GAAP financial measures:
▪as measures of operating performance, because they exclude the impact of items not directly resulting from Green Dot’s core operations;
▪for planning purposes, including the preparation of Green Dot’s annual operating budget;
▪to allocate resources to enhance the financial performance of Green Dot’s business;
▪to evaluate the effectiveness of Green Dot’s business strategies;
▪to establish metrics for variable compensation; and
▪in communications with Green Dot’s board of directors concerning Green Dot’s financial performance.
Green Dot understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for an analysis of Green Dot’s results of operations as reported under GAAP. Some of these limitations are:
▪that these measures do not reflect Green Dot’s capital expenditures or future requirements for capital expenditures or other contractual commitments;
▪that these measures do not reflect changes in, or cash requirements for, Green Dot’s working capital needs;
▪that these measures do not reflect non-operating interest expense or interest income;
▪that these measures do not reflect cash requirements for income taxes;
▪that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and
▪that other companies in Green Dot’s industry may calculate these measures differently than Green Dot does, limiting their usefulness as comparative measures.

(2)Green Dot does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these adjustments to the non-GAAP financial measure is provided before income tax expense.
(3)This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units) and related employer payroll taxes. Stock-based compensation expense is not comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations. Green Dot excludes stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that Green Dot does not believe are reflective of ongoing operating results. Green Dot also believes that it is not useful to investors to understand the impact of stock-based compensation on its results of operations. Further, the related employer payroll taxes are dependent upon volatility in Green Dot's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which Green Dot has limited to no control. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(4)Green Dot excludes certain expenses that are the result of acquisition or divestiture activities, including a sale in connection with its evaluation of strategic alternatives. These acquisition-related adjustments include items such as transaction costs, the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in Green Dot recording expenses or fair value adjustments in its GAAP financial statements. Green Dot may also from time to time incur gains or losses from divestitures of a business or other sale activities, as well as professional and legal fees and other direct expenses associated with such transactions. Green Dot analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on Green Dot's consolidated statements of operations, as applicable for the periods presented.
(5)Green Dot excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in Green Dot's GAAP financial statements, Green Dot excludes them in its non-GAAP financial measures because Green Dot believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to long-lived assets, earnings or losses from equity method investments, legal settlements and related expenses, changes in the fair value of loans held for sale, realized gains and losses on available-for-sale investment securities and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs, earnings and losses from equity method investments, fair value changes on loans held for sale, and realized gains and losses on available-for-sale investment securities, which are all included below operating income, are included within other general and administrative expenses on Green Dot's consolidated statements of operations.
(6)Green Dot has incurred charges related to extraordinary severance expenses, which were paid out in connection with extraordinary involuntary terminations of employment. Although severance expenses may arise throughout the fiscal year, Green Dot believes the nature of these extraordinary costs are not indicative of its core operating performance. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(7)During the three months ended September 30, 2026, Green Dot recorded $0.1 million for restructuring and other charges related specifically to the closure of its China operations. Green Dot excludes restructuring and other charges primarily because these costs are not reflective of ongoing operating results, nor are considered normal, recurring cash operating expenses.
(8)Represents the tax effect for the related non-GAAP measure adjustments using Green Dot's year to date non-GAAP effective tax rate. It also excludes the impact of excess tax benefits related to stock-based compensation, the IRC §162(m) limitation that applies to performance-based restricted stock units expense, and valuation allowances related to deferred tax assets as of September 30, 2026.
(9)Represents commissions and certain processing-related costs associated with embedded finance products and services where Green Dot does not control customer acquisition. This adjustment is netted against revenues when evaluating segment performance.
(10)Represents other non-interest investment income earned by Green Dot Bank. This amount is included along with operating interest income in Green Dot's Corporate and Other segment since the yield earned on these investments is generated on a recurring basis and earned similarly to its investment securities available-for-sale.